EXHIBIT 10.01

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”), dated as of January 13, 2014 (the “Effective Date”), is made by and between ELITE DATA SERVICES, INC., a corporation organized under the laws of Florida and trading on the OTC Markets OTCQB under symbol DEAC (the “Purchaser”), and BAKER MYERS & ASSOCIATIES, LLC, a Nevada Corporation with its headquarters in Tennessee (the “Seller”, and together with Purchaser, each a collectively, the “Parties”, and each a “Party”).

RECITALS

A.
The Seller desires to transfer to the Purchaser, and the Purchaser desires to acquire from Seller, the properties, rights and assets owned by Seller, directly or indirectly, in whole or in part, of every type and description, real, personal or mixed, tangible and intangible, wherever located and whether or not reflected on the books of Seller, including, without limitation, all technology, intellectual property, patent and patent pending technology, copyrights, trademarks, trade names, streaming technology, encoding and compression algorithms, hardware, software, equipment, source code, accounts receivable, notes receivable, in addition to all rights, title and interest in www.classifiedride.com, together with all other literary material and other intellectual property relating to the foregoing, all rights to exploit, distribute, and derive revenue from the foregoing and any materials or media relating to the foregoing as further described on Schedule I (the “Acquired Assets”).

B.
Each of the Persons identified on Schedule II, constituting the entirety of the members of, and owners of 100% of the interests in, the Seller (the “Seller Members”, and each a “Seller Member”), have acknowledged their receipt and review of this Agreement and its Exhibits.

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

DEFINITIONS

Definitions. In addition to as otherwise defined herein, for all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“Accredited Investor” has the meaning set forth in Rule 501 under the Securities Act.

“Acquired Assets” has the meaning set forth in the preamble.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conditions Precedent” means the conditions which must be satisfied or waived prior to closing set forth in Article VIII of this Agreement.

“Contract” means any written or oral contract, lease, license, indenture, note, bond, arrangement, understanding, permit, concession, franchise, instrument or other agreement.

“Damages” has the meaning set forth in Section 10.2.

“disclosing party” has the meaning as set forth in Section 11.2(b).

“Effective Date” has the meaning set forth in the preamble.

“Equipment” has the meaning set forth in Schedule I (l)(vii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“GAAP” means, with respect to any Person, generally accepted accounting principles in the U.S. applied on a consistent basis with such Person’s past practices.

“Governmental Authority” means any domestic or foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body.

“Indebtedness” means without duplication, (a) all indebtedness or other obligation of the Person for borrowed money, whether current, short-term, or long-term, secured or unsecured, (b) all indebtedness of the Person for the deferred purchase price for purchases of property, (c) all lease obligations of the Person under leases which are capital leases in accordance with GAAP, (d) any off-balance sheet financing of the Person including synthetic leases and project financing, (e) any payment obligations of the Person in respect of banker’s acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (f) any liability of the Person with respect to interest rate swaps, collars, caps and similar hedging obligations, (g) any liability of the Person under deferred compensation plans, phantom stock plans, severance or bonus plans, or similar arrangements made payable as a result of the transactions contemplated herein, (h) any indebtedness referred to in clauses (a) through (g) above of any other Person which is either guaranteed by, or secured by a security interest upon any property owned by, the Person and (i) accrued and unpaid interest of, and prepayment premiums, penalties or similar contractual charges arising as result of the discharge at Closing of, any such foregoing obligation.

“Indemnified Party” has the meaning set forth in Section 10.4(a).

“Indemnifying Party” has the meaning set forth in Section 10.4(a).

“Intellectual Property” means all industrial and intellectual property, including, without limitation, the Film, Screenplay, and Essential Elements, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

“Issued Shares” has the meaning set forth in the preamble.

“Knowledge” shall mean, except as otherwise explicitly provided herein, actual knowledge after reasonable investigation.  The Purchaser shall be deemed to have “Knowledge” of a matter if any of its officers, directors or employees has Knowledge of such matter.

“Law” means all U.S. or non-U.S. international, national, federal, provincial state or local treaty, law, rule, regulation, order, decree, judgment, code, ordinance, common law or custom with the force of law.

“Legal Proceeding” means any pending or threatened claim action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“License” means any security clearance, permit, license, variance, franchise, Order, approval, consent, certificate, registration or other authorization of any Governmental Authority or regulatory body, and other similar rights.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, financial condition, operations, results of operations, assets, customer, supplier or employee relations or future prospects of such Person.

“Most Recent Fiscal Year End” means December 31, 2013.

“Offering Memorandum” has the meaning set forth in the preamble.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority or regulatory body.

“Organizational Documents” means with respect to any entity, such entity’s Articles of Incorporation, Articles of Organization, Certificate of Formation, Bylaws, Limited Liability Company Agreement, Operating Agreement, Partnership Agreement, Shareholder or Member Agreement, or any other agreement governing the operations of such entity or the rights and obligations of its shareholders, members, partners, directors, officers, or managers.

“Party” and “Parties” have the respective meanings set forth in the preamble.

“Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures, unincorporated associations, and other entities, governments, agencies and political subdivisions.

“Physical Properties” has the meaning as set forth in Schedule I (c).

“Principal Market” means the OTC Bulletin Board.

“Providing party” has the meaning as set forth in Section 11.2(b).

“Purchaser” has the meaning set forth in the recitals.

“Registration Statements” has the meaning set forth in Section 5.11(b).

“Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Representative” means any Person’s shareholders, members, partners, directors, officers, managers, employees, contractors, and agents.

“SEC” means the U.S. Securities and Exchange Commission, or any successor agency thereto.

“SEC Reports” has the meaning set forth in Section 5.11(a).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

“Seller” has the meaning set forth in the preamble.

“Seller Member” and “Seller Members” have the respective meanings set forth in the preamble.

“Seller Member Consent” has the meaning as set forth in Section 4.8.

“Tax” or “Taxes” means all taxes, assessments, duties, levies or other charge imposed by any Governmental Authority of any kind whatsoever together with any interest, penalties, fines or additions thereto and any liability for payment of taxes whether as a result of (i) being a member of an affiliated, consolidated, combined, unitary or similar group for any period, (ii) any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any Person, (iii) being liable for another Person’s taxes as a transferee or successor otherwise for any period, or (iv) operation of Law.

“Tax Return” means all returns, declarations, reports, estimates, statements, forms and other documents filed with or supplied to or required to be provided to a Governmental Authority with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Termination Date” means March 1, 2014.

“Third Party Claim” has the meaning set forth in Section 10.4(a).

“Transaction Documents” means, collectively, this Agreement and all agreements, certificates, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

“Transfer Restrictions” has the meaning as set forth in Article 3.

“U.S.” means the United States of America.

“U.S. Person” has the meaning set forth in Regulation S under the Securities Act.

ARTICLE 1
ACQUISITION OF ASSETS; ASSUMPTION OF LIABILITIES

Section 1.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Sellers, all of Sellers’ right, title and interest in and to the Acquired Assets free and clear of any and all mortgages, pledges, liens, charges, security interests, claims and other encumbrances.

Section 1.2 Purchase Price and Payment. As consideration for the sale of the Acquired Assets and other commitments of Seller set forth in this Agreement, Purchaser shall pay Seller Three Million Dollars ($3,000,000), payable in a Promissory Note (in the form attached hereto as Exhibit A), and Purchaser shall issue to the Seller  Fourteen Million (14,000,000) shares of the Company’s Common Stock  (the “Issued Shares”). The Purchaser will provide monthly interest payment to Purchaser of Seventeen Thousand Five Hundred Dollars ($17,500) per month, payable on the first day of the month, to begin one month after Closing.

Section 1.3 Transfer of Assets. At the Closing, upon the satisfaction or waiver of all conditions precedent: (a) the Seller shall sell, transfer, convey, assign and deliver the Acquired Assets to the Purchaser, free and clear of any and all Liens, and (b) the Purchaser shall issue the Issued Shares to the Seller, fully paid and non-assessable and free and clear of all Liens. Notwithstanding anything to the contrary, Seller shall retain all obligations and liabilities with respect to the Acquired Assets for actions or omission that occurred prior to Closing, and Purchaser shall not become liable for, or be deemed to have assumed any of Seller’s Pre-Closing Liabilities or other obligations arising from actions or omissions that occurred prior to Closing, whatsoever. Notwithstanding the foregoing, Seller shall not be liable for liabilities that arise from Purchaser’s actions or omissions that take place after the Closing.  Seller’s delivery to Purchaser of all right, title and interest in and to the Acquired Assets, shall be deemed to occur upon Purchaser’s delivery to Seller of a certificate evidencing the Issued Shares, without the need of any further act by any Party. Notwithstanding the foregoing, at Purchaser’s request, Seller shall promptly execute one or more further Contracts to the extent Purchaser deems such execution necessary or appropriate to effectuate the intent of this Agreement.

Section 1.4 Closing. The transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held remotely, by an exchange of counter-signed documents, at a time and date to be specified by the Parties, which shall be no later than second (2nd) Business Day following the satisfaction or waiver of the Conditions Precedent, or at such other location, date and time as Purchaser and Seller shall mutually agree.  The date and time of the Closing is referred to herein as the “Closing Date.”

Section 1.5 Holding Period. From the Closing Date, until the date that is six (6) months after the Closing Date, the Seller shall not liquidate, nor shall the Seller distribute, sell, allocate, transfer or convey the Issued Shares to any party, including, without limitation, the Seller Members.

Section 1.6 Restricted Sales. Neither the Seller, any Seller Member acquiring Issued Shares, nor any other holder of Issued Shares may (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, more than 10% of the Issued Shares held thereby, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any of the Issued Shares, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic benefits or consequences of ownership of more than 10% of the Issued Shares held thereby, whether any such transaction is to be settled by delivery of such securities, or otherwise. The foregoing Transfer Restriction shall not apply to a distribution by the Seller to the Seller Members; provided that the receiving Seller Members agree to be bound by the Transfer Restrictions set forth in this Article 3, including without limitation, this Section 3.2. Further, Neither the Seller, any Seller Member acquiring Issued Shares, nor any other holder of Issued Shares may transfer any Issued Shares unless the Person acquiring such Issued Shares agrees to be bound by the Transfer Restrictions set forth in this Article 3, including without limitation, this Section 3.2.

Section 1.7 Default of Interest Payment. If the Purchaser defaults on monthly interest payments and fails to tender payment within thirty (30) days, the Seller will, upon Seller’s discretion, impose a penalty not to exceed 14% of the payment amount added to the interest balance. If the balance of interest payments remains unpaid for over ninety (90) days consecutively, the Purchaser will be in default of the Agreement.

Section 1.8 Legal Restrictions. The Issued Shares have not been registered under the Securities Act or any state securities law or “blue sky” law. Under no circumstances may any holder of Issued Shares transfer the Issued Shares in a manner inconsistent with the Securities Act, Securities Exchange Act, any state securities or “blue sky” Law, or other Law applicable to the Issued Shares.

Section 1.8 Stock Legends. Any certificates representing Issued Shares may bear any and all restrictive legends Purchaser deems necessary to properly communicate to holders of Issued Shares the transfer restrictions described in this Agreement or required by any Law.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

Section 2.1 Organization and Qualification. The Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, has all requisite authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which it conducts business.

Section 2.2 Authority. The Seller has all requisite authority and power (corporate and other), Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents, and to perform its obligations and consummate the transactions contemplated by this Agreement and the other Transaction Documents.  The Seller’s execution and delivery of this Agreement and the other Transaction Documents and the Seller’s performance of its obligations hereunder and thereunder and consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Seller and the Seller Members.  The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby, except to the extent Seller has already done so. This Agreement and the Transaction Documents to which the Seller is a party have been duly and validly authorized and approved, executed and delivered by the Seller.

Section 2.3 Seller’s Organizational Documents; Seller Members; Rights of Others. The Seller’s Organizational Documents are true and correct and represent the entirety of the agreements applicable to the Seller’s operations. The Seller Members constitute the entirety of the Persons having a membership interest, economic interest, voting interest or beneficial interest in the Seller, and no other Person has the right to acquire such an interest, whether through a warrant, option, convertible debenture or bond, Contract or otherwise. There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Seller is a party or by which it is bound obligating the Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional units or other equity interests in, or any security convertible or exercisable for or exchangeable into any unit of or other equity interest in, the Seller, or that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to Seller Members. There are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any of the Seller Member’s rights or interests in the Seller.

Section 2.4 Binding Obligations. This Agreement and each of the Transaction Documents constitute the legal, valid and binding obligations of the Seller and Seller Members enforceable against them in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 2.5 No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation and performance by the Seller of the transactions contemplated this Agreement and the other Transaction Documents will not, directly or indirectly: (a) contravene, conflict with, or result in a violation of any provision of the Seller’s Organizational Documents, (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree applicable to the Seller or Seller Members, or by which the Seller or Seller Members, or any of its respective assets and properties are bound or affected, (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights appurtenant to the Transferred Assets, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the Transferred Assets under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation with respect to the Transferred Assets; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights with respect to the Transferred Assets.

Section 2.6 Indebtedness; Solvency. The Seller has no Indebtedness, accounts payable or trade payable. The Seller is able to meet all of its payment obligations as they come due. The fair market value of the Seller’s assets exceed the fair market value of its obligations, whether contingent or otherwise. Except pursuant provided otherwise.

Section 2.7 No Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any agreement, action or commitment of Seller or any of its Affiliates to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

Section 2.8 Releases. The Consent and Release Agreement (the “Seller Member Consent”) attached hereto as Exhibit B reflects the Seller Members’ approval and consent of the transactions contemplated by this Agreement.  The Seller warrants that such Member Consent is sufficient under Tennessee Law and the Seller’s Organizational Documents, to authorize and approve the transfer of the Acquired Assets as contemplated by this Agreement, and was executed by more than 50% of the Seller Members, and by Seller Members holding more than 50% of the membership interests in the Seller.

Section 2.9 Disclosure to Seller Members. The Seller has provided to the Seller Members all documents and information the Seller has received from or with respect to the Purchaser in connection with this Agreement, the Transaction Documents, and the transactions contemplated thereby.

Section 2.10 Title to Acquired Assets. Seller holds good and merchantable title to the Acquired Assets free and clear of all Liens, and on the Closing Date, upon the issuance to Seller of the Issued Shares, will have conveyed to Purchaser, and Purchaser shall have, good and merchantable title to the Acquired Assets, free and clear of all Liens other than Liens created or granted by the Purchaser.  Upon consummation of the transactions contemplated by this Agreement, Purchaser will not be required to obtain any other asset or License or consent of any Person to use, alienate and encumber the Acquired Assets as Purchaser, in its sole discretion, desires.

Section 2.11 Intellectual Property. Without limiting the generality of the foregoing: (a) Seller is the sole owner of all Intellectual Property related to the Acquired Assets, and has the exclusive right to use, all patents, trademark registrations, trade secrets and copyrights that are part of the Acquired Assets and that are material to the production or exploitation of the Film; (b) no patents, trademarks or copyrights relating to the film have been abandoned or cancelled, or are the subject of any invalidation, opposition or cancellation proceeding, and each is in full force and effect; (c)  Seller has not granted or licensed to any Person, any rights with respect to the Film or any other Intellectual Property (including any rights to market or distribute any of the Intellectual Property); (d) Seller’s Intellectual Property is sufficient for the production and exploitation of the Film; (e) the Film and related Intellectual Property do not infringe, misappropriate, violate or dilute, and is not alleged to infringe, misappropriate, violate or dilute, any trademark, copyright, patent, moral right or other proprietary right of any Person, and the Seller has no Knowledge of any pending or threatened Legal Proceeding with respect thereto; (f) the Seller is not aware of any party infringing, misappropriating, or diluting the Seller’s rights with respect to the Film or its other Intellectual Property related thereto; (g) the Seller has taken all action necessary to protect the Film and its other Intellectual Property related thereto; (h) Seller owns, and upon the consummation of the transactions contemplated by this Agreement, will have transferred to Purchaser, the right to develop, make, license, use, have sold, have made, perform, copy, make derivative works of, sell, distribute, modify and exploit the Film and the Seller’s other Intellectual Property related thereto; and (i) the Seller is not obligated to make any payment, now or in the future, with respect to the Film or Seller’s other Intellectual Property related thereto.

Section 2.12 Employees and Operations. Seller has no employees or operations other than the ownership of the Acquired Assets. Until the Termination Date, Seller will not engage in any operations or enter into any Contract other than as required to consummate the transactions contemplated by this Agreement.

Section 2.13 Investment Representations. Each of the Seller Members, and Seller (to the extent applicable):

(a) will acquire its indirect interest in the Issued Shares through Seller subject to the Transfer Restrictions, after distribution by the Seller (if any), will acquire its direct interest in the Issued Shares, for investment for its own account and not with a view to the resale or distribution of any part thereof, and such Seller Member has no present intention of selling or otherwise distributing such Issued Shares except as permitted by this Agreement, and in compliance with all Laws;

(b) understands that the Purchaser has limited operations, but is engaged in the development of one or more lines of business that may or may not ever be profitable, and acknowledges that such Person’s acquisition of a direct or indirect interest in the Issued Shares or the Purchaser may or may not result in profits or distributions to such Person;

(c) has consulted with such Person’s tax and financial advisors, and understands the potential tax implications of acquiring a direct or indirect interest in the Purchaser and Issued Shares;

(d) understands that the Issued Shares (i) are subject to the Transfer Restrictions, and may not be sold except as permitted by this Agreement and in accordance with the Company’s Certificate of Designation, and applicable federal and state securities laws,  and (ii) may are characterized as “restricted securities” under the Securities Act, acquired in a transaction not involving a registered offering in reliance upon exemptions from certain requirements of the Securities Act.

(e) is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

(f) consents to the placement of a restrictive legend on any certificate or other document evidencing the Issued Shares as permitted by Section 3.4;

(g) has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Person’s interests in connection with the transactions contemplated by this Agreement;

(h) has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Purchaser by acquiring an interest in the Issued Shares, and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Issued Shares;

(i) has had access to the SEC Reports, has been furnished or has had access to all public information relating to the Purchaser is sufficient for such Person to evaluate the risks of investing in the Purchaser by acquiring an interest in the Issued Shares; has been afforded the opportunity to ask questions of and receive answers concerning the Purchaser and the terms and conditions of this Agreement;

(j) is not relying on any representations and warranties concerning the Purchaser or any officer, employee or agent of the Purchaser, other than those contained in this Agreement or the SEC Reports;

(k) will not sell or otherwise transfer the Issued Shares, except as permitted by this Agreement, and either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available;

(l) understands and acknowledges that the Purchaser is under no obligation to register, or maintain the registration of the Issued Shares under the Securities Act;

(m) has confirmed that such Person’s address furnished in Schedule II is the principal residence if he is an individual or its principal business address if it is a corporation or other entity;

(n) understands and acknowledges that the Issued Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Purchaser that has been supplied to such Person and that any representation to the contrary is a criminal offense;

(o) that is not a U.S. person: (i) was outside of the U.S. on the Effective Date, and the date on which such Person received any offer or information with respect to the transactions contemplated by this Agreement, and will be outside of the U.S. on the Closing Date, (ii) is not acquiring an interest in the Issued Shares for the account or benefit of any U.S. Person (other than Seller), or with a view towards distribution to any U.S. Person (other than by Seller to the Seller Members), in violation of the registration requirements of the Securities Act, (iii) will not make any offers or sell the Issued Shares except as permitted by this Agreement, and: (A) outside of the U.S. in compliance with Regulation S; (B) pursuant to a registration under the Securities Act; or (C) pursuant to an available exemption from registration under the Securities Act; will not enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Issued Shares at any time after the Closing Date through the one year anniversary of the Closing Date except in compliance with the Securities Act; and

(p) is not acquiring its interest the Issued Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

Section 2.14 Disclosure. No representation or warranty of the Seller contained in this Agreement and no statement or disclosure made by or on behalf of the Seller to the Purchaser pursuant to this Agreement or any other Transaction Document contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 2.15 Continued Accuracy. The foregoing representations and warranty will be true and correct on the Closing Date. The Seller’s acceptance of the Issued Shares shall constitute Seller’s confirmation, and certification by its manager, that the foregoing representations and warranties are true and correct as of the Closing Date.

Section 2.16 Reliance. Seller understands that the issuance of the Issued Shares is being made in reliance upon the truth and accuracy of the foregoing representations and warranties so that the Purchaser may determine the applicability and availability of various exemptions upon which the Purchaser is relying in issuing the Issued Shares.

Section 2.17 Survival. The Seller’s representations, warranties and agreements shall survive the execution and delivery of this Agreement and the Sellers and any distribution of Issued Shares to the Seller Members after the holding period described in Section 3.1.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

Section 3.1 Organization and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Purchaser.

Section 3.2 Authority. The Purchaser has all requisite authority and power, Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which the Purchaser is a party, and any other certificate, agreement, document or instrument to be executed and delivered by the Purchaser in connection with the transactions contemplated by this Agreement and to consummate the transactions contemplated by this Agreement.  The Purchaser’s execution and delivery of this Agreement and the other Transaction and the Purchaser’s performance of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser.  The Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Purchaser to execute, deliver or perform its obligations pursuant to this Agreement or the transactions contemplated hereby.  This Agreement and each of the Transaction Documents to which the Purchaser is a party has been duly and validly authorized and approved, executed and delivered by the Purchaser.

Section 3.3 Binding Obligations. This Agreement and each of the Transaction Documents constitute the legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 3.4 No Conflicts. Neither the Purchaser’s execution or the delivery of this Agreement or any Transaction Document, nor the Purchaser’s consummation or performance of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Purchaser’s Organizational Documents, (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree of any Governmental Authority or any rule or regulation of the Principal Market applicable to the Purchaser or the Purchaser’s shareholders, or by which the Purchaser or any of its respective assets and properties are bound or affected, (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of the Purchaser under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Purchaser under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of the Purchaser’s assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Licenses, permits, authorizations, approvals, franchises or other rights held by the Purchaser or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Purchaser.

Section 3.5 Organizational Documents. The Purchaser has delivered or made available to Seller a true and correct copy of the Purchaser’s Organizational Documents. The Purchaser is not in violation of any of the provisions of the Purchaser’s Organizational Documents.  The minute books (containing the records or meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books, and the stock record books of the Purchaser, each as provided or made available to the Seller, are correct and complete.

Section 3.6 Capitalization.

(a) The authorized, issued, and held capital stock of the Purchaser is as is set forth in the Company’s latest public 10-Q and 10-K filings available at SEC.gov and as is available through a public record search of the Florida Secretary of State.  All outstanding shares of the capital stock of the Purchaser are, and all such shares that may be issued prior to the Closing Date will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law applicable to Purchaser, or any Contract to which the Purchaser is a party or otherwise bound.  There are not any bonds, debentures, notes or other Indebtedness of the Purchaser having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Purchaser Common Stock may vote.  There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Purchaser is a party or by which it is bound.

(b) On the Closing Date, the Issued Shares will be duly authorized validly issued and fully paid, and will be non-assessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the holder of such Issued Shares, and restrictions on transfer imposed by this Agreement, by the Purchaser’s Articles and Certificate of Designation, and the Securities Act.

Section 3.7 Compliance with Laws; Legal Proceedings. The Purchaser’s business and operations have been and are being conducted, in all material respects, accordance with all applicable Laws and Orders.  There is no agreement, judgment or Order binding upon the Purchaser which has, or could reasonably be expected to have, the effect of prohibiting or materially impairing any current business practice of the Purchaser.

Section 3.8 No Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any agreement, action or commitment of Purchaser or any of its Affiliates to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

Section 3.9 Contracts. The Purchaser is not in violation of or in default under any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect of the Purchaser.

Section 3.10 Tax Matters.

(a) Tax Returns.  The Purchaser has filed all Tax Returns required to be filed by or on behalf of the Purchaser, as applicable, and has paid all Taxes of the Purchaser, as applicable, required to have been paid (whether or not reflected on any Tax Return).  No Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Purchaser that the Purchaser is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on the Purchaser’s property or assets; and there are no Tax rulings, requests for rulings, or closing agreements relating to the Purchaser for any period (or portion of a period) that would affect any period after the date hereof.

(b) No Adjustments, Changes.  Neither the Purchaser nor any other Person on behalf of the Purchaser (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

(c) No Disputes.  Notwithstanding Purchaser’s obligation to file its financial statements quarterly with the SEC, there is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Purchaser, nor is any such claim or dispute pending or contemplated.  The Purchaser has delivered to the Seller true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by the Purchaser, if any, since its inception and any and all correspondence with respect to the foregoing.

(d) No Tax Allocation, Sharing.  The Purchaser is not and has not been a party to any Tax allocation or sharing agreement.

(e) No Other Arrangements.  The Purchaser is not a party to any Contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code.  The Purchaser is not a “consenting corporation” within the meaning of Section 341(f) of the Code.  The Purchaser does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code.  The Purchaser does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter.  During the last two years, the Purchaser has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code.  The Purchaser is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

Section 3.11 SEC Reports.

(a) The Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since September 30, 2013, pursuant to the Exchange Act (the “SEC Reports”).

(b) As of their respective dates, the SEC Reports and any registration statements filed by the Purchaser under the Securities Act (the “Registration Statements”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.12 Internal Accounting Controls. The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Purchaser has established disclosure controls and procedures for the Purchaser and designed such disclosure controls and procedures to ensure that material information relating to the Purchaser is made known to the officers by others within the Purchaser.  The Purchaser’s officers have evaluated the effectiveness of the Purchaser’s controls and procedures.

Section 3.13 Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports, no officer, director, employee or stockholder of the Purchaser or any Affiliate of any such Person, has or has had, either directly or indirectly, an interest in any transaction with the Purchaser (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of the Purchaser, any entity in which any such Person has an interest or is an officer, director, trustee or partner.

Section 3.14 Liabilities. To Purchaser’s Knowledge, as of the Effective Date, Purchaser has no Liability or Legal Proceeding pending that would reasonably be expected to give rise to any Liability.  The Purchaser is not a guarantor nor is otherwise liable for any Liability or obligation (including Indebtedness) of any other Person.

Section 5.15 Non-Public Information. Neither the Purchaser nor any Person acting on its behalf has provided the Seller or their respective agents or counsel with any information that the Purchaser believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Purchaser in a current report on Form 8-K filed by the Purchaser within four (4) Business Days after the Closing.

ARTICLE 4
ADDITIONAL AGREEMENTS

Section 4.1 Access to Information. The Purchaser shall afford Seller its accountants, counsel and other representatives (including the Seller Members), reasonable access, during normal business hours, to the properties, books, records and personnel of the Purchaser at any time prior to the Closing in order to enable Seller and the Seller Members to obtain all information concerning the business, assets and properties, results of operations and personnel of the Purchaser as they may reasonably request.  No information resulting from such investigation shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Purchaser to consummate the transactions contemplated hereby.

Section 4.2 Legal Requirements. The Parties shall take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Authority, and prompt resolution of any litigation prompted hereby), and shall promptly cooperate with, and furnish information to, the other Parties to the extent necessary in connection with any such requirements imposed upon any of them in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE 5
POST CLOSING COVENANTS

Section 5.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

Section 5.2 Litigation.In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) the Acquired Assets; (ii) any transaction contemplated under this Agreement or (iii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that existed on or prior to the Closing Date involving the Purchaser or the Acquired Assets, each of the other Parties will cooperate with such Party and such Party’s counsel in the contest or defense, make available any personnel under their control, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

Public Announcements.  The Purchaser shall file with the SEC a Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date.

ARTICLE 6
CONDITIONS TO CLOSING

Section 6.1 Conditions to Obligation of the Parties Generally. The Parties shall not be obligated to consummate the transactions to be performed by each of them in connection with the Closing if, on the Closing Date, (i) any Legal Proceeding shall be pending or threatened before any Governmental Authority wherein an Order or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (ii) any Law or Order which would have any of the foregoing effects shall have been enacted or promulgated by any Governmental Authority.

Section 6.2 Seller’s Closing Conditions. The Seller shall not be obligated to consummate the transactions contemplated by this Agreement unless:

(a) All of the Purchaser’s representations and warranties of set forth in this Agreement are true and correct, in all material respects, as of the Closing Date, or the Seller specifically and expressly waives each untrue representation and warranty in writing;

(b) Purchaser delivers to the Seller:

(i) a closing certificate, dated the Closing Date, executed by an officer of the Purchaser, certifying the satisfaction of the conditions specified in 8.2;

(ii) a certified copy of the Purchaser’s Articles of Incorporation, and a Certificate of Good Standing, each issued by the Secretary of State of the Purchaser’s jurisdiction of formation;

(iii) a certificate duly executed by the Secretary of the Purchaser,  dated as of the Closing Date, and certifying (A) the resolutions as adopted by the Purchaser’s board of directors, in a form reasonably acceptable to the Seller, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby; (B) the Purchaser’s Organizational Documents, each as in effect at the Closing; and (C) the incumbency of each authorized officer of the Purchaser signing this Agreement and any other agreement or instrument contemplated hereby to which the Purchaser is a party;

(iv) a statement from the Purchaser’s transfer agent regarding the number of issued and outstanding shares of Purchaser Common Stock immediately before the Closing; and

(v) A certificate representing the Issued Shares; and

(c) All actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller.

Section 6.3 Purchaser’s Closing Conditions.

The Purchaser shall not be obligated to consummate the transactions contemplated by this Agreement unless:

(a) All of the Seller’s representations and warranties of set forth in this Agreement are true and correct, in all material respects, as of the Closing Date, or the Purchaser specifically and expressly waives each untrue representation and warranty in writing;

(b) Seller delivers to the Purchaser:

(i) a closing certificate, dated the Closing Date, executed by an officer of the Seller, certifying the satisfaction of the conditions specified in Section 8.2;

(ii) a certified copy of the Seller’s Articles of Organization, and a Certificate of Good Standing, each issued by the Secretary of State of the Seller’s jurisdiction of formation;

(iii) a certificate duly executed by the Secretary of the Seller,  dated as of the Closing Date, and certifying (A) the resolutions as adopted by the Seller’s managers, in a form reasonably acceptable to the Purchaser, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby; (B) the Seller Member Consent executed by a sufficient number of Seller Members to approve the consummation of the transactions contemplated by this Agreement; (C) the Seller’s Organizational Documents, each as in effect at the Closing; and (D) the incumbency of each manager of the Seller signing this Agreement and any other agreement or instrument contemplated hereby to which the Seller is a party;

(iv) all documents Purchaser reasonably deems necessary to effect a transfer of the Acquired Assets; and

(c) All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Purchaser.

ARTICLE 7
TERMINATION

Section 7.1 Grounds for Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a) by the mutual written agreement of the Parties;

(b) upon written notice of termination from the Purchaser to the Seller if the Closing has not occurred on or prior to the Termination Date, unless the failure of the Closing to have occurred is attributable to a failure on the part of Purchaser to perform any material obligation to be performed by Purchaser pursuant to this Agreement at or prior to the Closing;

(c) upon written notice of termination from the Seller to the Purchaser if the Closing has not occurred on or prior to the Termination Date, unless the failure of the Closing to have occurred is attributable to a failure on the part of Seller to perform any material obligation to be performed by Seller pursuant to this Agreement at or prior to the Closing;

(d) by either Party, upon written notice of termination, if: (i) a Governmental Authority of competent jurisdiction shall have issued a final non-appealable Order, or shall have taken any other action having the effect of, permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, or (ii) if an event or condition renders it impossible to satisfy a condition precedent to the terminating Party’s obligation to consummate the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement under this Section shall not be available to a Party if such event was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

Section 7.2 Procedure and Effect of Termination. In the event of the termination of this Agreement each Party will return all documents, work papers and other material of the other Party relating to this Agreement and the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; provided, that each Party may retain one copy of all such documents for archival purposes in the custody of its outside counsel and (b) all filings, applications and other submission made by any Party to any Person, including any Governmental Authority, in connection with the transactions contemplated hereby shall, to the extent practicable, be withdrawn by such Party from such Person.

Section 7.3 Surviving Provisions. The following provisions shall survive the termination of this Agreement:

ARTICLE 8
SURVIVAL; INDEMNIFICATION

Section 8.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing.  The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 8.2 Indemnification by Seller. Seller shall indemnify, defend and hold harmless the Purchaser, and its Representatives, from and against all costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, “Damages”) arising, directly or indirectly, from or in connection with: (a) any breach (or alleged breach) of any representation or warranty made by the Seller or any Seller Member in this Agreement or any Transaction Document or in any certificate delivered by the Seller pursuant to this Agreement; or (b) any claim with respect to the Acquired Assets to the extent based upon events transpiring prior to the Closing Date. It is acknowledged by both Parties that the transportation of the set or sets shall take place following the Closing Date, and that Seller shall not be liable to Purchaser for any damaged occurring to such set or sets during this transportation.  To secure Seller’s indemnification obligation hereunder, Seller hereby grants to Purchaser, effective as of the Closing Date, a continuing first priority security interest in and to the Issued Shares.

Section 8.3 Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless the Seller, and its Representatives, from and against all Damages arising, directly or indirectly, from or in connection with: (a) any breach (or alleged breach) of any representation or warranty made by the Purchaser in this Agreement or any Transaction Document or in any certificate delivered by Purchaser pursuant to this Agreement; or (b) any claim with respect to the Issued Shares to the extent based upon events transpiring prior to the Closing Date.

Section 8.4 Matters Involving Third Parties.

(a) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification by the another Party (the “Indemnifying Party”), then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

(b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 10.4(b): (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(d) In the event any condition in Section 10.4(b) is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article X.

Section 8.5 Exclusive Remedy. The Parties acknowledge and agree that the indemnification provisions in this Article X hereof shall be the exclusive remedies of the Parties with respect to the transactions contemplated by this Agreement, other than for fraud and willful misconduct.

ARTICLE 9
MISCELLANEOUS PROVISIONS

Section 9.1 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

Section 9.2 Confidentiality.

(a) The Parties will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another Person in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party, (b) the use of such information is necessary or appropriate in making any required filing with the SEC, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings, or (d) such information is contained in a press release or similar announcement approved by the Purchaser. If the transactions contemplated by this Agreement are not consummated, each Party will return or destroy all of such written information each party has regarding the other Parties.

Section 9.3 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or other electronic means, including email, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day. If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to Purchaser, to:	Elite Data Services, Inc.
4447 N Central Expressway Suite 110-135 Dallas, TX 75204

If to the Seller, to:	Baker Myers & Associates, LLC
522B 3rd Ave South Nashville, TN 37210

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Section 9.4 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 9.5 Waiver. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 9.6 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

Section 9.7 Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.  Except as set forth in Article XII hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 9.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 9.9 Section Headings. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Article” or “Articles” or “Section” or “Sections” refer to the corresponding Article or Articles or Section or Sections of this Agreement, unless the context indicates otherwise.

Section 9.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless otherwise expressly provided, the word “including” shall mean including without limitation.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

Section 9.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 9.12 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9.13 below), in addition to any other remedy to which they may be entitled, at Law or in equity.

Section 9.13 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee without regard to conflicts of Laws principles.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Tennessee, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.  Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.3 above.  Nothing in this Section 9.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity.  Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 9.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

PURCHASER: Elite Data Services, Inc.

By:	/s/ Steven Frye
Name:	Steven Frye
Title:	President, Chief Executive Officer

SELLER: Baker Myers & Associates, LLC

By:	/s/ Sarah Myers
Name:	Sarah Myers
Title:	Managing Member

Schedule I

All right, title, and interest, in and to the following property, regardless of where located:

1. the Internet domain name: www.classifiedride.com (collectively, “ClassifiedRide”) including all Seller’s rights, title, and interest in and to the Domain Name and all good will associated therewith, including all associated intellectual properties, including pictures, logos, mobile application, software and/or source code and/or algorithms;

2. all data, lists, and files (including, without limitation, all documentation, instructions, manuals, pamphlets, and booklets) for all clients of Sellers, the Business, or both;

3. all marketing, advertising, signage, and other promotional information and material (in all forms and media) including, without limitation, “Yellow Pages” advertisements, letterhead, logos, business cards and fee schedules;

4. all Intellectual Property and intangible property and confidential information;

5. all rights, benefits and interests under the contracts and agreements for provision of automotive services including without limitation, contracts with patients, third-party payors, affiliates or other professionals and other contracts, agreements, commitments, understandings, purchase orders, documents and/or licenses and permits to which Seller is a party or pursuant to which Seller has any rights, in each case, that Sellers have agreed to assign and Purchaser has expressly agreed to assume in writing;

6. all amounts prepaid for services and Accounts of Sellers;

7. all assignable rights to all telephone lines, numbers, facsimile numbers, electronic mail addresses and passwords used, or under the control of Sellers, in connection with the purchase;

8. all goodwill associated with the Purchase, Seller and their clients, employees, contractors and agents.

9. All databases containing all of the data of the Members and Subscribes in ClassifiedRide.com (including profiles, pictures, and billing information

10. All contracts assigned with server providers and hosting providers

11. All technical documentation associated with development and maintenance

12. All agreements with 3rd party vendors

13. All retail and wholesale customer agreements

14. Any and all trademarks associated with the software or site

15. All affiliate contracts with all revenue generated from these contracts

16. Full access and control of all servers in use for classifiedride.com

SCHEDULE II

Seller Members

Name and Address	Ownership Type	Units Held Prior to Closing

Sarah Baker	Individual	100%
522 B Third Avenue South
Nashville, Tennessee 37210

EXHIBIT A

Promissory Note

EXHIBIT B

Seller Member Consent